      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 2000

                                                   REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            OSTEX INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

             WASHINGTON                                91-1450247
    (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

                        2203 AIRPORT WAY SOUTH, SUITE 400
                            SEATTLE, WASHINGTON 98134
          (Address of principal executive offices, including zip code)

                            OSTEX INTERNATIONAL, INC.
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                            OSTEX INTERNATIONAL, INC.
         AMENDED AND RESTATED DIRECTORS' NONQUALIFIED STOCK OPTION PLAN
                            (Full title of the plans)

                                THOMAS A. BOLOGNA
                            OSTEX INTERNATIONAL, INC.
                        2203 AIRPORT WAY SOUTH, SUITE 400
                            SEATTLE, WASHINGTON 98134
                                 (206) 292-8082
 (Name, address and telephone number, including area code, of agent for service)

                             ----------------------

                                   COPIES TO:

                               JAMES R. LISBAKKEN
                                PERKINS COIE LLP
                          1201 THIRD AVENUE, SUITE 4800
                         SEATTLE, WASHINGTON 98101-3099

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
           TITLE OF SECURITIES              AMOUNT TO    PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
            TO BE REGISTERED                   BE       OFFERING PRICE PER       AGGREGATE      REGISTRATION
                                           REGISTERED        SHARE (2)        OFFERING PRICE         FEE
                                               (1)                                  (2)
--------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share,
under the:
--------------------------------------------------------------------------------------------------------------
1994 Stock Option Plan                         750,000        $2.094             $1,570,500      $414.61
--------------------------------------------------------------------------------------------------------------
Directors' Nonqualified Stock Option Plan      250,000        $2.094             $  523,500      $138.21
--------------------------------------------------------------------------------------------------------------
     TOTAL                                   1,000,000        $2.094             $2,094,000      $552.82
--------------------------------------------------------------------------------------------------------------


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plans as the result of any future stock split, stock dividend, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or similar adjustment to the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high ($2.188) and low ($2.000) sales prices for the Common Stock on July 18, 2000, as reported for such date on the Nasdaq National Market.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

          (a) The Registrant's annual report on Form 10-K and Form 10-K/A for the year ended December 31, 1999, filed on March 30, 2000 and April 14, 2000, respectively, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

          (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on May 6, 1996, under
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description; and

          (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report on Form 10-K referred to above.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors, officers, employees and agents of the Registrant and those serving at the Registrant's request in similar positions in any other corporation, partnership, joint venture, trust or other enterprise in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article 9 of the Registrant's Amended and Restated Articles of Incorporation provides for indemnification of the Registrant's directors and officers, to the full extent permitted by applicable law as then in effect, against all expenses and liabilities (including any obligation to pay any judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or expense incurred with respect to the proceeding, including attorney's fees) actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, in which the director or officer is, was or is threatened to be made a party to or is otherwise involved in by reason of the fact that the director or officer is or was a director or officer of the Registrant, or, by reason of the fact that, while a director or officer of the Registrant, such director or officer is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise. The director or officer will not be indemnified for any proceeding initiated by a director or officer unless such proceeding was, prior to its initiation, authorized by the Registrant's Board of Directors or unless the proceeding is to enforce the rights of indemnification. No indemnity may be provided by the Registrant for acts or omissions of an indemnified director finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of such director finally adjudged to be in violation of Section 23B.08.310 of the WBCA, for any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property or services to which the director was not legally entitled, or to the extent the corporation is otherwise prohibited by applicable law from paying such indemnification.

     Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 8 of the Registrant's Amended and Restated Articles of Incorporation provides for limitation of director liability to the maximum extent permitted by the WBCA. The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts or omissions while acting in their official capacity.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS


      Exhibit
      Number                                          Description
------------------- ---------------------------------------------------------------------------
       5.1           Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

      23.1           Consent of Arthur Andersen LLP (Independent Accountants)

      23.2           Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

      24.1           Power of Attorney (see signature page)

      99.1           Ostex International, Inc. Amended and Restated 1994 Stock Option Plan

      99.2           Ostex International, Inc. Amended and Restated Directors' Nonqualified Stock
                     Option Plan


ITEM 9. UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 18th day of July, 2000.

                                       OSTEX INTERNATIONAL, INC.

                                       /s/ Thomas A. Bologna
                                       -----------------------------------------
                                       By:    Thomas A. Bologna
                                              Chairman, President and
                                              Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below authorizes Thomas A. Bologna and Thomas F. Broderick, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 18th day of July, 2000.

          SIGNATURE                                  TITLE

  /s/ Thomas A. Bologna          Chairman, President and Chief Executive Officer
------------------------------   (Principal Executive, Financial and Accounting
    Thomas A. Bologna            Officer)

   /s/ Thomas J. Cable           Director
------------------------------
     Thomas J. Cable

  /s/ Elisabeth L. Evans         Director
------------------------------
    Elisabeth L. Evans

    /s/ David R. Eyre            Director
------------------------------
      David R. Eyre

  /s/ Fredric J. Feldman         Director
------------------------------
    Fredric J. Feldman

  /s/ Gregory D. Phelps          Director
------------------------------
    Gregory D. Phelps

   /s/ John H. Trimmer           Director
------------------------------
     John H. Trimmer

                                INDEX TO EXHIBITS

    Exhibit
    Number                                Description
----------------     -----------------------------------------------------------
       5.1           Opinion of Perkins Coie LLP regarding legality of the
                     Common Stock being registered

      23.1           Consent of Arthur Andersen LLP (Independent Accountants)

      23.2           Consent of Perkins Coie LLP (included in opinion filed as
                     Exhibit 5.1)

      24.1           Power of Attorney (see signature page)

      99.1           Ostex International, Inc. Amended and Restated 1994 Stock
                     Option Plan

      99.2 Ostex International, Inc. Amended and Restated Directors' Nonqualified Stock Option Plan